SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 11, 2014

AARON’S, INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Agreement with Vintage Capital Management

On May 13, 2014, Aaron’s, Inc. (the “Company”) entered into an agreement (the “Agreement”) with a group of investors led by Vintage Capital Management, L.L.C. (“Vintage”, and collectively, the “Vintage Group”) and Matthew E. Avril. The Vintage Group is the beneficial owner of approximately 10.1% of the Company’s outstanding shares of common stock.

Pursuant to the Agreement, the Company has agreed to increase the size of its Board of Directors (the “Board”) from eight to ten directors and to appoint two new directors proposed by the Vintage Group to the Board. Brian R. Kahn, Managing Member of Vintage, was appointed to the Board, effective May 20, 2014. Mr. Kahn will be nominated as one of the Company’s Class I director nominees for election to the Board at the Company’s 2014 annual meeting of shareholders scheduled for June 10, 2014. In that regard, the Company is recommending that shareholders approve a proposal to declassify the Board. If such proposal is approved by the shareholders, Mr. Kahn (along with the other directors elected at the 2014 annual meeting for shareholders and the Class II directors whose terms expire in 2015) will, if re-nominated, be up for reelection at the 2015 annual meeting of shareholders. In addition, it is expected that Matthew E. Avril, former President of the Hotel Group of Starwood Hotels & Resorts Worldwide, Inc., will be appointed to the Board within 30 days following the 2014 annual meeting of shareholders. If Mr. Avril is unwilling or unable for any reason to serve as a director, the Vintage Group and the Board will mutually agree on a replacement who qualifies as an independent director.

In connection with the execution of the Agreement, the Vintage Group terminated its pending proxy contest with respect to the election of directors at the Company’s 2014 annual meeting of shareholders and agreed to take no further action in that regard.

The foregoing description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document. A copy of the Agreement is attached as Exhibit 10.1 to this Form 8-K.

New Indemnification Agreements

On May 13, 2014, the Board approved a form of Indemnification Agreement (the “Indemnification Agreement”) for directors. The Indemnification Agreement supplements the Company’s bylaws and Georgia law in providing certain indemnification rights to the Company’s directors. The Indemnification Agreement provides, among other things, that the Company will indemnify its directors to the fullest extent permitted by Georgia law (and to any greater extent that Georgia law may in the future permit). The Indemnification Agreement provides procedures for the determination of a director’s right to receive indemnification and the advancement of expenses. Subject to the express terms of the Indemnification Agreement, the Company’s obligations under the Indemnification Agreement continue even after a covered party ceases to be a director of the Company. The foregoing description is qualified in its entirety by reference to the full text of the Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of New Directors

On May 13, 2014, the Company announced that Brian R. Kahn will be appointed to the Board, effective as of May 20, 2014, and within 30 days following the 2014 annual meeting of shareholders, it is expected that Matthew E. Avril will be appointed to the Board. Mssrs. Kahn and Avril will be appointed, pursuant to the Agreement discussed in Item 1.01 above, which discussion is incorporated by reference herein in response to this Item 5.02.

On May 13, 2014, the Company announced that on May 20, 2014 it will form a new Operational and Financial Advisory Committee of the Board, an advisory committee to provide input on business matters. Mr. Ronald Allen, Mr. Ray Robinson, and Mr. Kahn will be the initial members of the committee.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Indemnification Amendment to Bylaws

On May 13, 2014, the Board approved and adopted, effective as of such date, an amendment (the “Indemnification Amendment”) to the Amended and Restated Bylaws of the Company (the “Bylaws”) to, among other changes, conform Article VII of the Bylaws to current indemnification provisions under Georgia law, clarify the scope of the Company’s indemnification obligations to directors and officers and to provide for certain procedures in connection with any such indemnification.

Declassification of the Board

At a meeting of the Board held on May 11, 2014, the Board approved an amendment (“Proposed Declassification Amendment”) to the Company’s Bylaws, which would amend and restate Section 2 of Article III to declassify the Board such that subsequent to such declassification, directors standing for election at each annual meeting of shareholders, commencing with the 2014 annual meeting of shareholders, will be elected for a term expiring at the next annual meeting following their election and until their respective successor are elected and qualified. The Proposed Declassification Amendment will not shorten the term of any existing director. The Proposed Declassification Amendment is subject to shareholder approval at the 2014 annual meeting of shareholders.

The foregoing descriptions of the Indemnification Amendment and the Proposed Declassification Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Indemnification Amendment and Proposed Declassification Amendment, attached hereto as Exhibits 3.1 and 3.2 respectively, and incorporated herein by reference.

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Additional Information and Where To Find It

Certain content of this Form 8-K may be deemed to be solicitation material in connection with the Company’s 2014 Annual Meeting of Shareholders. The Company has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”), and will file with the SEC a definitive proxy statement and other materials in connection with the 2014 annual meeting of shareholders, including the filing by the Company of a proxy statement. SHAREHOLDERS ARE URGED TO READ THE COMPANY’S PROXY STATEMENT AND ACCOMPANYING PROXY CARD FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain these documents free of charge at the SEC’s website, http://www.sec.gov, and at the Investor Relations section of the Company’s website, http://www.aarons.com. The final Proxy Statement for the 2014 annual meeting of shareholders will be mailed to shareholders of the Company.

Participants in Solicitation

The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2014 annual meeting of shareholders. Information concerning such participants and their direct or indirect interests, including their beneficial ownership in the Company, is available in the Company’s preliminary proxy statement for the 2014 annual meeting of shareholders filed with the SEC on May 12, 2014, and will be set forth in the final Proxy Statement and other materials to be filed with the SEC in connection with the 2014 annual meeting of shareholders when it becomes available. Information regarding the direct and indirect beneficial ownership of the Company’s directors and executive officers in the Company’s securities is also included in their respective SEC filings on Forms 3, 4 and 5. Shareholders are advised to read the Company’s Proxy Statement for the 2014 annual meeting of shareholders and other relevant documents when they become available, because they contain important information. You can obtain free copies of these documents from the Company as described above.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

Exhibit No.	Description

3.1	Indemnification Amendment to the Amended and Restated Bylaws of the Company adopted May 13, 2014.

3.2	Proposed Declassification Amendment to the Amended and Restated Bylaws of the Company.

10.1	Agreement, dated as of May 13, 2014, by and among Aaron’s Inc., Vintage Capital Management, L.L.C., Kahn Capital Management, L.L.C., Brian R. Kahn, and Matthew E. Avril.

10.2	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.

	By:	/s/ Gilbert L. Danielson
Gilbert L. Danielson
Date: May 14, 2014		Executive Vice President,
Chief Financial Officer